EXHIBIT 99.1

Dot VN, Inc. Signs Yahoo! Publisher Network Agreement with Yahoo!

SAN DIEGO, CALIFORNIA – April 20, 2011, Dot VN, Inc., (http://www.DotVN.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and operator of one of the most popular Vietnamese web portals INFO.VN (“Dot VN” or the “Company”), announced that it has executed a Yahoo! Publisher Network Agreement with Yahoo!, the premier digital media company.

Dot VN has integrated Yahoo!’s content matching banners and sponsored search tools into Dot VN’s INFO.VN web portals.  By partnering with Yahoo! to implement Yahoo!’s industry leading advertising feeds and search marketing tools, Dot VN can deliver the very best offers, products and services to the over 6 million unique visitors it serves every month through the INFO.VN web portals.

 “We are extremely pleased to announce our partnership with Yahoo!,” said Thomas Johnson, Chief Executive Officer of Dot VN, Inc. “Yahoo! has distinguished itself as the premier advertising and marketing platform in the Vietnam region; its combination of coverage, tools and reach make it the ideal partner for monetizing and delivering value on each of the nearly 9 million pages we serve up every month on the INFO.VN web portals.  We look forward developing a long and successful partnership with Yahoo!.”

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN.  The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the soon to be launched Vietnamese Native Language Internationalized Domain Names (IDNs).”  Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region.  Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam.  For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at:  www.VN